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                               PRT GROUP INC.


                       SECURITIES PURCHASE AGREEMENT



         SERIES A SENIOR PARTICIPATING CONVERTIBLE PREFERRED STOCK

                                     AND

                                  WARRANTS




                         dated as of April 13, 2000

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                             TABLE OF CONTENTS

                                                                        Page
                                                                        ----
 ARTICLE I     Purchase and Sale of Stock  . . . . . . . . . . . . . . .   1

      Section 1.1    Sale and Issuance of Preferred Stock and
                       Warrants  . . . . . . . . . . . . . . . . . . . .   1
      Section 1.2    Closing . . . . . . . . . . . . . . . . . . . . . .   2

 ARTICLE II    Representations and Warranties of the Company . . . . . .   3

      Section 2.1    Organization, Good Standing and Qualification . . .   3
      Section 2.2    Capitalization and Voting Rights  . . . . . . . . .   3
      Section 2.3    Subsidiaries  . . . . . . . . . . . . . . . . . . .   6
      Section 2.4    Authorization . . . . . . . . . . . . . . . . . . .   6
      Section 2.5    Valid Issuance of the Securities and Conversion
                       Shares  . . . . . . . . . . . . . . . . . . . . .   7
      Section 2.6    Governmental and Third Party Consents . . . . . . .   7
      Section 2.7    Litigation; Compliance with Laws  . . . . . . . . .   7
      Section 2.8    Patents and Trademarks  . . . . . . . . . . . . . .   8
      Section 2.9    Proprietary Information of Third Parties  . . . . .   9
      Section 2.10   Compliance with Other Instruments . . . . . . . . .  10
      Section 2.11   Interested Party Agreements . . . . . . . . . . . .  10
      Section 2.12   Disclosure  . . . . . . . . . . . . . . . . . . . .  10
      Section 2.13   Title to Property and Assets; Leases  . . . . . . .  11
      Section 2.14   Changes . . . . . . . . . . . . . . . . . . . . . .  12
      Section 2.15   Employee Benefit Plans  . . . . . . . . . . . . . .  14
      Section 2.16   Tax Matters . . . . . . . . . . . . . . . . . . . .  14
      Section 2.17   Insurance . . . . . . . . . . . . . . . . . . . . .  15
      Section 2.18   Labor Agreements and Actions  . . . . . . . . . . .  15
      Section 2.19   Financial Statements; Filed SEC Documents . . . . .  16
      Section 2.20   Absence of Undisclosed Liabilities  . . . . . . . .  17
      Section 2.21   Other Agreements  . . . . . . . . . . . . . . . . .  17
      Section 2.22   Loans and Advances  . . . . . . . . . . . . . . . .  21
      Section 2.23   Employees and Officers; Employee Matters  . . . . .  21
      Section 2.24   Potential Conflicts of Interest . . . . . . . . . .  22
      Section 2.25   Environmental Protection  . . . . . . . . . . . . .  22
      Section 2.26   Foreign Corrupt Practices Act . . . . . . . . . . .  23
      Section 2.27   Federal Reserve Regulations . . . . . . . . . . . .  23
      Section 2.28   Offering of the Shares  . . . . . . . . . . . . . .  23
      Section 2.29   Returns . . . . . . . . . . . . . . . . . . . . . .  24
      Section 2.30   Related-Party Transactions  . . . . . . . . . . . .  24
      Section 2.31   Permits . . . . . . . . . . . . . . . . . . . . . .  24
      Section 2.32   Manufacturing and Marketing Rights  . . . . . . . .  24
      Section 2.33   Registration Rights . . . . . . . . . . . . . . . .  25
      Section 2.34   Minute Books  . . . . . . . . . . . . . . . . . . .  25
      Section 2.35   Representations and Warranties  . . . . . . . . . .  25

 ARTICLE III   Covenants of the Company  . . . . . . . . . . . . . . . .  26

      Section 3.1    Financial Statements, Reports, Etc. . . . . . . . .  26
      Section 3.2    Properties, Business, Insurance . . . . . . . . . .  27
      Section 3.3    Inspection, Consultation and Advice . . . . . . . .  27
      Section 3.4    Restrictive Agreements Prohibited . . . . . . . . .  28
      Section 3.5    Transactions with Affiliates  . . . . . . . . . . .  28
      Section 3.6    Expenses of Directors . . . . . . . . . . . . . . .  28
      Section 3.7    Board of Directors Meetings . . . . . . . . . . . .  28
      Section 3.8    By-laws . . . . . . . . . . . . . . . . . . . . . .  29
      Section 3.9    Performance of Contracts  . . . . . . . . . . . . .  29
      Section 3.10   Employment Agreements . . . . . . . . . . . . . . .  29
      Section 3.11   Compliance with Laws  . . . . . . . . . . . . . . .  29
      Section 3.12   Keeping of Records and Books of Account . . . . . .  30
      Section 3.13   Compensation and Audit Committees . . . . . . . . .  30
      Section 3.14   Corporate Existence . . . . . . . . . . . . . . . .  30
      Section 3.15   Number of Securities  . . . . . . . . . . . . . . .  31
      Section 3.16   Survival  . . . . . . . . . . . . . . . . . . . . .  31
      Section 3.17   Use of Proceeds . . . . . . . . . . . . . . . . . .  31
      Section 3.18   Preemptive Rights . . . . . . . . . . . . . . . . .  31
      Section 3.19   Reservation of Shares . . . . . . . . . . . . . . .  33
      Section 3.20   Employee Stock Options  . . . . . . . . . . . . . .  33
      Section 3.21   Increase in Expenses  . . . . . . . . . . . . . . .  34
      Section 3.22   Use of Name and Management Responsibility . . . . .  34
      Section 3.23   Board Size  . . . . . . . . . . . . . . . . . . . .  34
      Section 3.24   U.S. Real Property Holding Corporation  . . . . . .  34

 ARTICLE IV    Representations, Warranties and Covenants of the
               Investors . . . . . . . . . . . . . . . . . . . . . . . .  35

      Section 4.1    Authorization . . . . . . . . . . . . . . . . . . .  35
      Section 4.2    Purchase Entirely for Own Account . . . . . . . . .  35
      Section 4.3    Disclosure of Information . . . . . . . . . . . . .  35
      Section 4.4    Restricted Securities . . . . . . . . . . . . . . .  35
      Section 4.5    Limitations on Disposition  . . . . . . . . . . . .  36
      Section 4.6    Legends . . . . . . . . . . . . . . . . . . . . . .  36
      Section 4.7    Accredited Investor . . . . . . . . . . . . . . . .  36

 ARTICLE V     Conditions of Each Investor's Obligations at Closing  . .  37

      Section 5.1    Representations and Warranties  . . . . . . . . . .  37
      Section 5.2    Compliance Certificate  . . . . . . . . . . . . . .  37
      Section 5.3    Proceedings and Documents . . . . . . . . . . . . .  37
      Section 5.4    Opinion of Company Counsel  . . . . . . . . . . . .  37
      Section 5.5    Performance . . . . . . . . . . . . . . . . . . . .  37
      Section 5.6    Purchase by Other Investors . . . . . . . . . . . .  38
      Section 5.7    Supporting Documents  . . . . . . . . . . . . . . .  38
      Section 5.8    Certificate of Incorporation  . . . . . . . . . . .  38
      Section 5.9    Fees of Investors' Counsel  . . . . . . . . . . . .  39
      Section 5.10   Deliveries  . . . . . . . . . . . . . . . . . . . .  39

 ARTICLE VI    Conditions of the Company's Obligations at Closing  . . .  39

 ARTICLE VII   Registration  . . . . . . . . . . . . . . . . . . . . . .  39

      Section 7.1    Definitions . . . . . . . . . . . . . . . . . . . .  39
      Section 7.2    Shelf Registration  . . . . . . . . . . . . . . . .  40
      Section 7.3    Obligations of the Company  . . . . . . . . . . . .  43
      Section 7.4    Indemnification . . . . . . . . . . . . . . . . . .  43
      Section 7.5    Reports Under Exchange Act  . . . . . . . . . . . .  46
      Section 7.6    Assignment of Registration Rights . . . . . . . . .  47
      Section 7.7    Limitations on Subsequent Registration Rights . . .  47
      Section 7.8    Amendment of Registration Rights  . . . . . . . . .  48

 ARTICLE VIII  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .  48

      Section 8.1    Survival of Warranties  . . . . . . . . . . . . . .  48
      Section 8.2    Successors and Assigns  . . . . . . . . . . . . . .  48
      Section 8.3    Governing Law . . . . . . . . . . . . . . . . . . .  49
      Section 8.4    Counterparts; Facsimile Counterparts  . . . . . . .  49
      Section 8.5    Titles and Subtitles  . . . . . . . . . . . . . . .  49
      Section 8.6    Notices . . . . . . . . . . . . . . . . . . . . . .  49
      Section 8.7    Finder's Fee  . . . . . . . . . . . . . . . . . . .  50
      Section 8.8    Expenses  . . . . . . . . . . . . . . . . . . . . .  50
      Section 8.9    Amendments and Waivers  . . . . . . . . . . . . . .  50
      Section 8.10   Severability  . . . . . . . . . . . . . . . . . . .  51
      Section 8.11   Entire Agreement  . . . . . . . . . . . . . . . . .  51
      Section 8.12   Further Assurances  . . . . . . . . . . . . . . . .  51
      Section 8.13   Equitable Relief  . . . . . . . . . . . . . . . . .  51
      Section 8.14   Publicity . . . . . . . . . . . . . . . . . . . . .  51

      Schedule 1.1 -  Investors  . . . . . . . . . . . . . . . . . . . .  54
      Schedule 2.21 - Certain Agreements . . . . . . . . . . . . . . . .  55

 Exhibit A  - Form of Certificate of Amendment to the Certificate of
                Incorporation
 Exhibit B  - Form of Warrant Certificate
 Exhibit C - Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP Exhibit D - Form of Opinion of Richard Rosenfeld, General Counsel of the
                Company





                       SECURITIES PURCHASE AGREEMENT

           THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 13th day of April, 2000, by and among PRT Group Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule 1.1 hereto, each of which is herein referred to as an "Investor"; provided; however, that any covenant or provision herein that is for the benefit of any Tudor Entity (as hereinbelow defined) shall also be for the benefit of each other Tudor Entity. Any reference herein to an "Investor" shall further include all mutual funds or other pooled investment vehicles or entities under the control or management of such Investor, or the general partner or investment advisor thereof, or any affiliate of any of the foregoing. In addition, for the purposes of this Agreement, the terms "Tudor" or "Tudor Entity" shall mean Tudor Investment Corporation and its Affiliates (including all mutual funds or other pooled investment vehicles or entities under the control or management of Tudor Investment Corporation or any of its affiliates, including without limitation any of the following: Altar Rock Fund, L.P., Tudor Private Equity Fund, L.P., Tudor Arbitrage Partners, L.P., Tudor BVI Futures, Ltd., Raptor Global Portfolio, L.P., Raptor Global Portfolio, Ltd., Raptor Global Fund, L.P. and Raptor Global Fund Ltd., or any funds or other investment vehicles or entities of which any of the foregoing entities are Affiliates, or any Affiliate or Affiliated Group of Tudor Investment Corporation and/or Tudor Global Trading, Inc.) and members of its Affiliated Group, collectively.

           THE PARTIES HEREBY AGREE AS FOLLOWS:


                                  ARTICLE I

                         Purchase and Sale of Stock

           Section 1.1    Sale and Issuance of Preferred Stock and Warrants.

                (a) Subject to the terms and conditions of this Agreement each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each such Investor at the Closing, the number of shares (the "Shares"), of the Company's Series A Senior Participating Convertible Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), set forth opposite such Investor's name on Schedule 1.1 hereto (subject to adjustment on the occurrence of an Adjustment Event (as defined herein)). The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Certificate of Designations attached hereto as Exhibit A (the "Certificate of Amendment").

                (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each such Investor at the Closing, a warrant (the "Warrant", and, collectively with the Shares, the "Securities") to purchase the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), set forth opposite such Investor's name on Schedule 1.1 hereto, at an initial exercise price of $1.00 per share of Common Stock, subject to adjustment as set forth in and pursuant to the terms of the Warrant. The form of Warrant is attached hereto as Exhibit B.

                (c) Each Investor agrees, severally and not jointly, to pay, subject to the other terms hereof, an aggregate purchase price for all Securities purchased hereunder by such Investor as set forth opposite such Investor's name on Schedule 1.1 hereto (subject to adjustment on the occurrence of an Adjustment Event), such consideration to be payable by certified or bank cashier's check in immediately available funds or by wire transfer payable to the order of the Company. The per share purchase price for each Share shall be $1.00 per Share (as adjusted on the occurrence of an Adjustment Event); no additional consideration shall be payable in respect of the Warrants being purchased by the Investors pursuant to this Agreement.

                (d) As used herein, the term "Adjustment Event" means the occurrence of any of the following with respect to any relevant Person and/or any relevant class of its equity securities: a stock dividend, stock split, exchange, combination or division of shares or other equity interests, recapitalization, reclassification, merger, consolidation, reorganization, or the like, and the term "Securities" as used in this Agreement also includes any securities issued or issuable with respect to the Shares, Conversion Shares, Warrants or other Securities upon the occurrence of an Adjustment Event and any securities into which any of such securities are converted or convertible, directly or indirectly, or for which any of such securities are exchanged or exchangeable, directly or indirectly, or which are issued in respect thereof upon exercise thereof. The term "Transaction Documents" as used in this Agreement means this Agreement, the Warrants, the Certificate of Amendment and the Certificate of Incorporation.

           Section 1.2 Closing. The closing of the purchase and sale of the Securities shall be on a date by mutual agreement of the parties but, without the consent of the Company, in no event later than April 14, 2000 and shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor certificates representing the number of Securities such Investor is purchasing as specified on Schedule 1.1 hereto.


                                 ARTICLE II

                Representations and Warranties of the Company

           The Company, on behalf of itself and each of its Subsidiaries (as hereinafter defined), hereby represents, warrants and covenants to each Investor that on the date hereof and as of the date on which the Closing shall occur:

           Section 2.1    Organization, Good Standing and Qualification.
 The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents, to issue, sell and deliver the Securities, and to issue and deliver the Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants (collectively, the "Conversion Shares"). The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, affairs, financial condition, properties or prospects.

           Section 2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, and will consist immediately prior to the Closing, of:

                (a) Preferred Stock. Ten million (10,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of undesignated preferred stock, none of which have been issued.

                (b) Common Stock. Fifty million (50,000,000) shares of Common Stock, of which 18,355,005 shares are outstanding as of the date hereof and were duly and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. An appropriate number of shares of Common Stock have been reserved for issuance upon the (i) exercise of options issued, and issuable, pursuant to the Company's 1996 Stock Incentive Plan, as amended (the "Option Plan"), a copy of which has been filed with the Company's Filed SEC Documents (as defined herein), (ii) conversion of the Series A Preferred Stock, and (iii) exercise of the Warrants.

                (c) Non Voting Common Stock. One million (1,000,000) shares of Non-Voting Common Stock, par value $.001 per share (the "Non-Voting Common Stock"), of which 46,500 shares are outstanding as of the date hereof and were duly and validly issued, and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

                (d) Options, Etc. As of the date hereof, options (the "Options") to purchase 2,733,494 shares of Common Stock were outstanding under the Option Plan. There are no other outstanding options, warrants, convertible securities or other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company or any Subsidiary.

                (e) Post-Closing Capitalization. Upon the Closing, the Company will have issued and outstanding (i) 18,355,538 shares of Common Stock, (ii) 46,500 shares of Non-Voting Common Stock, (iii) between 7,500,000 and 10,000,000 shares of Series A Preferred Stock, depending upon the number of shares thereof purchased by the Investors hereunder, and Warrants to purchase between 3,750,000 and 5,000,000 shares of Common Stock, which number will be equal to the number of shares of Series A Preferred Stock purchased hereunder multiplied by 1/2 (one-half), and (iv) Options to purchase 2,733,494 shares of Common Stock, and no other securities of the Company will be outstanding. The result of the investments contemplated hereby would be an increase in the number of shares of Common Stock outstanding (on a fully-diluted basis and assuming the exercise of all outstanding Options and the Warrants, conversion of all of the Series A Preferred Stock issued hereunder, and exercise of the warrant being issued to Carter Capital under the Carter Capital Engagement Letter (each as defined in Section 2.2(f) hereof)) from 18,355,005 to 32,730,435 if 7,500,000 shares of Series A Preferred Stock and Warrants to purchase 3,750,000 shares of Common Stock are issued hereunder, or from 18,355,005 to 36,499,184 if 10,000,000 shares of Series A Preferred Stock and Warrants to purchase 5,000,000 shares of Common Stock are issued hereunder. Based on the foregoing, (i) if 7,500,000 shares of Series A Preferred Stock and Warrants to purchase 3,750,000 shares of Common Stock are issued hereunder, the Investors would collectively be issued Securities hereunder representing approximately 34.4% of the fully-diluted number of shares of Common Stock then outstanding, and (ii) if 10,000,000 shares of Series A Preferred Stock and Warrants to purchase 5,000,000 shares of Common Stock are issued hereunder, the Investors would collectively be issued Securities hereunder representing approximately 41.1% of the fully-diluted number of shares of Common Stock then outstanding.

                (f) Rights, Powers, Etc. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company
 (i) as of the date hereof are as set forth in the Company's Amended and Restated Certificate of Incorporation, a copy of which has been filed with the Filed SEC Documents, and, (ii) at the Closing will be as set forth in the Company's Amended and Restated Certificate of Incorporation and in the Certificate of Amendment (collectively, the "Certificate of Incorporation") and at the Closing all such designations, powers, preferences, rights, qualifications, limitations and restrictions shall be valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as provided for in this Agreement, other than pursuant to the Nomination Agreement, dated as of the June 30, 1999 (the "Mellinger Agreement"), by and among Douglas Mellinger, Gregory Mellinger, Paul Mellinger, Jerome Mellinger and Barbara Mellinger (hereinafter collectively referred to as the "Mellingers") and the Company, a copy of which has been filed with the Filed SEC Documents, the rights under which have been waived by the Mellingers with respect to the issuance of the Securities hereunder, and other than the Engagement Letter (the "Carter Capital Engagement Letter") dated as of February 8, 2000, between the Company and Carter Capital Corporation ("Carter Capital"), pursuant to which Carter Capital will be issued a warrant to purchase (x) 167,279 shares of Common Stock if 7,500,000 shares of Series A Preferred Stock and Warrants to purchase 3,750,000 shares of Common Stock are issued hereunder, or (y) 188, 287 shares of Common Stock if 10,000,000 shares of Series A Preferred Stock and Warrants to purchase 5,000,000 shares of Common Stock are issued hereunder,
 (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise and including without limitation preemptive rights or any other rights to acquire equity securities of the Company, whether pursuant to any "anti-dilution" provision or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding (whether contractual or otherwise), (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset, and
 (iii) all of the outstanding shares of capital stock and other securities of the Company have been offered, issued and sold in compliance with all applicable preemptive rights of all persons and all applicable provisions of the Securities Act (as such term is defined in Section 2.5(b), below).

                (g) With respect to the Subsidiaries, all of the issued and outstanding equity securities of each Subsidiary are owned by the Company, and, other than the Company, (i) no person owns of record or beneficially any share of capital stock of any Subsidiary, (ii) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Subsidiaries is authorized or outstanding, and (iii) there is no commitment by the Company or any Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of the equity securities, any evidence of indebtedness or asset of any Subsidiary.

                (h) Outstanding Agreements. Neither the Company nor the Subsidiaries have any obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of any of its capital stock. Neither the Company nor any Subsidiary is a party to any, and, to the Company's knowledge, there are no, voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company or any Subsidiary (whether or not the Company or any Subsidiary is a party thereto) and (other than the Mellinger Agreement) neither the Company nor any Subsidiary is a party to any such agreement. All of the outstanding securities of the Company and each Subsidiary were issued in compliance with all applicable federal and state securities laws. Except as set forth in (i) the Certificate of Incorporation or the Certificate of Amendment,
 (ii) the certificate of incorporation of each Subsidiary, or (iii) this Agreement, neither the Company nor any Subsidiary has any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock.

           Section 2.3 Subsidiaries. The Company owns directly or indirectly all of the capital stock of PRT (Barbados) Ltd. ("PRT Barbados"); PRT Solutions, SRL; PRT Solutions International, Ltd.; PRT Europe Limited; Computer Management Resources, Inc.; PRT International Ltd.; and PRT Mauritius Ltd. (collectively, the "Subsidiaries"). Other than the Subsidiaries, neither the Company nor any Subsidiary presently owns or controls, directly or indirectly, any interest in any other corporation, association, or other business entity.

           Section 2.4 Authorization. All corporate action on the part of the Company and its shareholders, officers and directors necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all obligations of the Company thereunder and the authorization, issuance, sale and delivery of the Securities (including the Warrants) and reservation, issuance and delivery of the Conversion Shares has been taken, and each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Company has obtained any authorization, consent or approval or other action by, or made any filing with any court or administrative body that is required under the applicable state securities laws in connection with the issuance of the Securities (including the Warrants) and the Conversion Shares.

           Section 2.5    Valid Issuance of the Securities and Conversion
 Shares.

                (a) The Securities (including the Warrants), when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company and, in reliance upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation or the Warrants, as applicable, shall be duly and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, and shall be issued in compliance with all applicable federal and state securities laws, as presently in effect.

                (b) In reliance upon the representations of the Investors, neither the offer, sale or delivery of the Securities or Warrants nor the issuance and delivery of the Conversion Shares upon conversion of any of the Securities in conformity with the terms of this Agreement and the other Transaction Documents will violate the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act").

           Section 2.6 Governmental and Third Party Consents. As of the Closing, no further permit, consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any third party on the part of the Company or any Subsidiary will be required in connection with the execution, delivery and performance by the Company of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby, other than the registration of the Conversion Shares as contemplated by Article VII hereof.

           Section 2.7 Litigation; Compliance with Laws. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any Subsidiary which (i) questions the validity of this Agreement or any of the other Transaction Documents or the right of the Company to execute and deliver this Agreement or any of the other Transaction Documents, or to consummate the transactions contemplated hereby or thereby, or, (ii) might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or any Subsidiary, financial or otherwise, or any change in the current equity ownership of the Company. The Company and each Subsidiary is not in default under the material provisions of any law, regulation or order, is not under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and there are no (i) claims, actions, suits or proceedings pending, or to its knowledge threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, except as disclosed in the Filed SEC Documents; (ii) arbitration proceedings relating to the Company or any Subsidiary pending under collective bargaining agreements or otherwise; or (iii) governmental inquiries pending or, to the Company's or any Subsidiary's knowledge, threatened against or affecting the Company or any Subsidiary (including without limitation any inquiry as to the qualification of the Company or any Subsidiary to hold or receive any license or permit). The Company and each Subsidiary have not taken any action which has resulted in, or is reasonably likely to result in, the Company or any Subsidiary incurring any liability which may be material to its business, prospects, financial condition, operations, property or affairs, other than as reflected in the Financial Statements (as defined in Section 2.19 hereof) of the Company at December 31, 1999, copies of which have been provided to the Investors; provided, that, if, the Common Stock fails to maintain a minimum bid price of $1.00 per share on the Nasdaq Stock Market, the Common Stock could be delisted from the Nasdaq Stock Market as a result of the Company failing to meet the Nasdaq continuing listing requirements. There is no action or suit by the Company or any Subsidiary pending or threatened against others.

           Section 2.8 Patents and Trademarks. The Company and its Subsidiaries have sufficient title and ownership of, or license rights to, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for their business as now conducted. No claim is pending or, to the Company's or any Subsidiary's knowledge, threatened to the effect that the use by the Company or any Subsidiary of any Intellectual Property, or the operations of the Company or any Subsidiary, infringe upon or conflict with the asserted rights of any other person with respect to any Intellectual Property and neither the Company nor any Subsidiary knows of any basis for any such claim. No claim is pending or threatened to the effect that any Intellectual Property owned or licensed by the Company or any Subsidiary, or otherwise necessary or used in the business of the Company or any Subsidiary as presently conducted or proposed to be conducted is invalid or unenforceable by the Company or any Subsidiary and neither the Company nor any Subsidiary knows of any basis for any such claim. The Company and each Subsidiary have used reasonable efforts to maintain the confidentiality of all proprietary information developed by and belonging to them which has not been patented. To the Company's and each Subsidiary's knowledge, all scientific and technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. All employees and consultants of the Company involved in software development have executed nondisclosure and confidentiality agreements with the Company; to the extent that the Company has any rights therein, such agreements also provide for the assignment to the Company of any and all rights that employees of the Company might have with respect to technology, inventions, developments, etc., developed in connection with such employees employment with the Company, it being understood that nearly all engagement agreements with Company customers contain "work for hire" clauses vesting all right, title, interest and ownership of Intellectual Property developed for such customer in such customer.

           Section 2.9 Proprietary Information of Third Parties. To the Company's and each Subsidiary's knowledge, no third party has claimed that any person employed by or under the control of the Company or any Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be improperly utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees and no third party has requested information from the Company or any Subsidiary which suggests that, or otherwise indicated that, such a claim might be contemplated. To the Company's and each Subsidiary's knowledge, none of the execution or delivery of this Agreement or any of the other Transaction Documents, or the carrying on of the business of the Company or any Subsidiary by any officer, director or key employee of the Company and each Subsidiary, or the conduct or proposed conduct of the business of the Company and each Subsidiary as previously disclosed to the Investors, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such person is obligated. To the Company's and each Subsidiary's knowledge, no person employed by or under the control of the Company or any Subsidiary has, in connection with such person's performance of any employment or other services rendered to the Company or any Subsidiary, employed any trade secret or any information or documentation proprietary to any former employer, and to the Company's and each Subsidiary's knowledge, no person employed by or under the control of the Company or any Subsidiary has, in connection with such person's performance of any employment or other services rendered to the Company or any Subsidiary, violated any confidentiality obligation which such person may have owed to any third party.

           Section 2.10 Compliance with Other Instruments. The Company and each Subsidiary are not in violation or default of any provisions of
 (i) its certificate of incorporation or by-laws or other organizational or charter documents or (ii) any instrument, judgment, order, writ, decree, contract or other agreement to which it is a party or by which it is bound which violation or default, in the case of clause (ii), above, only, would either individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or operation of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice alleging any material violation thereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the issuance, sale and delivery of the Securities (including the Warrants) or the Conversion Shares, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or other agreement or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Company or any Subsidiary, except (i) for pledges or liens which either individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole, or (ii) a violation or conflict with any permit, license, authorization or approval which would not have a material adverse effect on the condition, financial or otherwise, or operation of the Company and its Subsidiaries taken as a whole. The Securities (including the Warrants) and Conversion Shares are not subject to any preemptive rights.

           Section 2.11 Interested Party Agreements. Except for the Mellinger Agreement and the related separation agreements with Douglas Mellinger and Greg Mellinger filed with the Securities and Exchange Commission (the "SEC") along with the Mellinger Agreement, and except as otherwise disclosed in the Filed SEC Documents, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of their stockholders, officers, directors, affiliates, or any affiliate thereof.

           Section 2.12 Disclosure. Neither this Agreement nor any of the other Transaction Documents, nor any schedule or exhibit to this Agreement or any of the other Transaction Documents, taken together as a whole, contains an untrue statement of a material fact or omits a material fact necessary, in light of the circumstances under which they were made, to make the statements contained herein or therein not untrue or misleading; provided, that the Company has not made, and will not make, any statement regarding the tax consequences of an investment in the Securities or the Conversion Shares, and the Investors hereby acknowledge that no such statement has been or will be made and such Investors have not relied upon any disclosure (or non-disclosure) by the Company regarding such tax consequences in making their decision to invest in the Shares or the Conversion Shares. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not untrue or misleading. There is no fact which the Company has not disclosed to the Investors or their counsel of which the Company is aware which materially and adversely affects or could reasonably be expected to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its Subsidiaries.

           Section 2.13 Title to Property and Assets; Leases. Other than those security interests of Bank of America Commercial Finance ("Bank of America"), as successor in interest to NationsCredit Commercial Corporation ("Nations Credit"), pursuant to the Loan and Security Agreement and related agreements with NationsCredit (the "Credit Facility"), copies of which have been made available to the Investors, the Company and each Subsidiary owns its property and assets free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's or such Subsidiary's ownership, or use of such property or assets or the Company's or such Subsidiary's ability to obtain financing by using such property as collateral. To the Company's and each Subsidiary's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's or any Subsidiary's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company and each Subsidiary has not received notice of any special assessment proceedings which would affect such properties and assets. With respect to the property and assets it leases, the Company and each Subsidiary is in compliance with such leases and, to the Company's and each Subsidiary's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company's and each Subsidiary's possession of such property has not been disturbed and, to the Company's and each Subsidiary's knowledge, no claim has been asserted against the Company or any Subsidiary adverse to its rights in such leasehold interests. Each lease or agreement to which the Company or any Subsidiary is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement of the Company or such Subsidiary, duly authorized and entered into by the Company or such Subsidiary, without any material default of the Company or any Subsidiary thereunder and, to the Company's and each Subsidiary's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or any Subsidiary under any such lease or agreement or, to the Company's or any Subsidiary's knowledge, by any other party thereto.

           Section 2.14 Changes. Except as previously disclosed to and agreed upon by the Investors, from December 31, 1999 until the date hereof, there has not been, and from the date hereof until the Closing, there will not be:

                (a) any adverse change in the assets, liabilities, financial condition or operating results of the Company and each Subsidiary, except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse, including the expenditure of funds for research and development and otherwise in connection with the Company's and each Subsidiary's operations;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company and each Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

                (c) any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, prospects or business of the Company;

                (e) any change or amendment to a contract or arrangement by which the Company, any Subsidiary or any of their assets or properties are bound or subject which has a material effect on the Company and its Subsidiaries taken as a whole, except as set forth in this Agreement;

                (f) any changes in the identity of, or material information regarding, any of the Company's or its Subsidiaries' officers or directors or any material increases in the compensation, including the grant of options to purchase a material number of shares of Common Stock, of any of the Company's or any Subsidiaries' employees, officers or directors;

                (g) any incurrence, assumption or guarantee by the Company or any Subsidiary of any material obligation for borrowed money, except for borrowings under the Credit Facility and current liabilities incurred in the ordinary course of business;

                (h) other than in connection with the Credit Facility, any mortgage, pledge, lien, charge or other encumbrance placed on or incurred with respect to any of the Company's or any Subsidiary's properties or assets;

                (i) to the Company's knowledge, any other event or condition of any character which can reasonably be expected to materially and adversely affect the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries taken as a whole;

                (j) any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary or any direct or indirect redemption or other acquisition of any equity security of the Company or any Subsidiary;

                (k) except as contemplated hereby, any change in the authorized capital of the Company or any Subsidiary;

                (l) a sale, assignment or transfer by the Company or any Subsidiary of any of its tangible assets except in the ordinary course of business;

                (m) a sale, assignment, transfer or grant of any exclusive license with respect to any of the Company's or any Subsidiary's
 Intellectual Property;

                (n) any material change in the manner of business or operations of the Company or any Subsidiary;

                (o) any transaction with respect to the Company or any Subsidiary except in the ordinary course of business or as otherwise contemplated hereby;

                (p) any resignation or termination of employment of any executive officer or key employee of the Company or any Subsidiary;

                (q) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any Subsidiary;

                (r) any loan or guarantee made by the Company or any Subsidiary to or for the benefit of its employees, officers, directors or stockholders, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                (s) any commitment (contingent or otherwise) to do any of the foregoing; or

                (t) any material adverse change, or, to the best of the Company's and each Subsidiary's knowledge, the existence of any fact that would indicate a material adverse change is likely to occur, in the arrangements between PRT Barbados and the government of Barbados.

           Section 2.15 Employee Benefit Plans. Except for the Company's Option Plan and 401(k) plan, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended, other than those providing for health and medical benefits.

           Section 2.16 Tax Matters. (a) (i) the Company and each Subsidiary has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) all Tax Returns (as defined herein) required to be filed with respect to Taxes (as defined herein) of the Company and each Subsidiary, and (ii) all Taxes with respect to the Company and each Subsidiary which are due and payable or on any assessment received by the Company or a Subsidiary, as the case may be, and all other Taxes due and payable by the Company and each Subsidiary on or before the Closing have been paid in full or have been adequately provided for by the Company and each Subsidiary, respectively. The Tax Returns filed by the Company and each Subsidiary are, to the Company's and each Subsidiary's knowledge, true and correct in all material respects. The Company and each Subsidiary have never waived any statute of limitations on the assessment or collection of any tax or governmental charge. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation. The federal income tax returns of the Company have never been audited, with the exception of the tax returns for the taxable year of 1995 which were audited by the Internal Revenue Service; such audit was completed in 1999. The tax returns of each Subsidiary have never been subject to audit by any taxing authority.

                (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employee health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

           Section 2.17 Insurance. Schedule 2.17 hereto lists the material policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', medical malpractice, and other insurance owned or held by the Company. Such policies of insurance are maintained with, to the knowledge of the Company, financially sound and reputable insurance companies, funds, or underwriters, are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice in light of the Company's business. All such policies are in full force and effect, are sufficient for compliance in all respects by the Company with all requirements of law and of all agreements to which it is a party, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

           Section 2.18 Labor Agreements and Actions. The Company and each Subsidiary is not bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company and each Subsidiary, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's or any Subsidiary's knowledge, threatened, that has had or would reasonably be expected to have a material adverse effect on the business affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole, nor is the Company or any Subsidiary aware of any labor organization activity involving its employees. Except as otherwise disclosed to and agreed upon by the Investors, the Company and each Subsidiary are not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and each Subsidiary is terminable at the will of the Company or the Subsidiary, except as provided in the Employment Agreements (as defined in Section 2.23 hereof). The Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

           Section 2.19 Financial Statements; Filed SEC Documents. (a) The Company has furnished to the Investors the (i) audited consolidated balance sheet of the Company as at December 31, 1999, the related audited statements of operations, stockholders' equity and cash flows of the Company for the period from January 1, 1999 through December 31, 1999, and the related audited statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 1999, and (ii) unaudited consolidated balance sheet of the Company as at January 31 and February 29, 2000, the related unaudited statements of operations, stockholders' equity and cash flows of the Company for the period from January 1, 2000 through February 29, 2000, and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the months ended January 31 and February 29, 2000 (collectively, the "Financial Statements"). All such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited financial statements do not contain all of the required footnotes) and fairly present the financial position of the Company and its Subsidiaries as of such dates, and the results of their operations and cash flows for the periods indicated therein. As the Investors have been made aware, the Company's independent public auditors have completed their audit of the Financial Statements as at and for the year ending December 31, 1999, but will not render their final opinion as to the Financial Statements until the investments contemplated hereby have been made. The Investors have been made aware of all material aspects of the discussions of the Company and its independent auditors with respect to the foregoing.

                (b) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC as and when any such documents were required to be filed (such reports, schedules, forms, statements and other documents, and the exhibits thereto, being hereinafter referred to as the "Filed SEC Documents") and no Filed SEC Documents were filed after the filing deadline therefor or otherwise in an untimely manner. As of their respective dates, the Filed SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed SEC Documents, and none of the Filed SEC Documents as of such dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the Filed SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

           Section 2.20 Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) which are not reflected in this Agreement, the Filed SEC Documents or the Financial Statements. Except as disclosed in the Financial Statements or the Filed SEC Documents, the Company and each Subsidiary is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and each Subsidiary maintain and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

           Section 2.21 Other Agreements. Neither the Company nor any Subsidiary is a party to or otherwise bound by any written or oral:

                (a) service, distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company or any Subsidiary, as applicable, except for those agreements that involve less than (x) $100,000 as to any revenue-producing staff augmentation and/or project agreements entered into by the Company in the ordinary course, or (y) $50,000 as to any such agreement not described by clause (x) of this Section 2.21(a);

                (b) agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company or any Subsidiary after acceptance thereof or to delay the acceptance thereof, except for those agreements which individually or in the aggregate do not have and are not reasonably expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole;

                (c) agreement with any labor union (and, to the knowledge of the Company and each Subsidiary, no organizational effort is being made with respect to any of its employees);

                (d) agreement containing any provision permitting any party other than the Company or any Subsidiary to renegotiate the price or other terms, or containing any payback or other similar provision, upon the occurrence of a failure by the Company or any Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event, except for those agreements which individually or in the aggregate do not have and are not reasonably expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole;

                (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment, except for those agreements that involve less than (x) $100,000 as to any revenue-producing staff augmentation and/or project agreements entered into by the Company in the ordinary course, or (y) $50,000 as to any such agreement not described by clause (x) of this Section 2.21(e);

                (f) except as previously disclosed to and approved by the Investors, agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                (g) except as disclosed in Section 2.15 hereof, bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company or any Subsidiary (other than group insurance plans applicable to employees generally);

                (h) except for the Credit Facility, agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or any Subsidiary;

                (i) except in connection with the Credit Facility, guaranty of any obligation for borrowed money or otherwise;

                (j) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor, except for those leases involving less than $50,000 individually or $250,000 in the aggregate;

                (k) except in the ordinary course of business, assignment, license, indemnification or other agreement with respect to any form of intangible property;

                (l) except as previously disclosed to and approved by the Investors, and other than as contemplated by this Agreement, agreement under which it has granted any person any registration rights;

                (m) agreement under which it has limited or restricted its right to compete with any person in any respect, except for certain restrictive covenants in contracts with customers which prevent the Company from providing services to the competitors of such customers (for confidentiality reasons), and which restrictions do not materially adversely affect the Company and its Subsidiaries, taken as a whole;

                (n) except as previously disclosed to and approved by the Investors, other agreement or group of related agreements with the same party involving more than $50,000 or continuing over a period of more than one year from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or any Subsidiary, as applicable, without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company or any Subsidiary in the ordinary course of business;

                (o) except as disclosed in the Filed SEC Documents, other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC pursuant to the Securities Act or Exchange Act;

                (p) agreement for the purchase, sale, lease, or license by or from it of services, products, or assets, requiring total payments by or to it in excess of $50,000 in any instance, entered into other than in the ordinary course of business;

                (q) other than as set forth on Schedule 2.21 hereto, the agreements set forth in Section 2.33 hereof and this Agreement, agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person;

                (r)  other than as set forth on Schedule 2.21 hereto,
 (i) employment agreement, (ii) consulting agreement, or (iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

                (s) other than the Mellinger Agreement, agreement with any current or former Affiliate, stockholder, officer, director, employee, or consultant of the Company, or with any person in which any such Affiliate has an interest;

                (t) agreement imposing non-competition or exclusive dealing obligations on it, other than any agreement entered into in the ordinary course of business with any Company customer that prohibits the Company from providing similar services to such customer's competitors; or

                (u) agreement the performance of which is reasonably likely to result in a loss to it.

           Except for the contracts, agreements and other arrangements listed in Schedule 2.21 and contracts, agreements, or other arrangements that have been fully performed and with respect to which the Company has no further obligations or liabilities, the Company is not a party to or otherwise bound by (i) any agreement, instrument, or commitment that may materially affect its ability to consummate the transactions contemplated hereby or by the other Transaction Documents, or (ii) any other material agreement, instrument, or commitment; including without limitation any of the types of agreements set forth in clauses (a) through (u), above, of this Section 2.21. The Company has delivered or caused to be delivered to the Purchasers correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in Schedule 2.21, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company and, to the Company's knowledge, of the other party or parties thereto, and is in full force and effect.
 The Company is not nor, to the Company's knowledge, is any other party thereto, (nor is the Company considered by any other party thereto to be) in breach of, default under or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a material adverse effect on the business affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company and any supplier or customer, relating to any agreement, instrument, or commitment listed in Schedule 2.21 is pending or, to the Company's knowledge, threatened, nor is there any basis for any of the foregoing. Other than under the Credit Agreement, pursuant to which Bank of America has consented to the transactions contemplated hereby, and other than the employment agreements described therein, no agreement, instrument, or commitment listed in Schedule 2.21 includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or to give additional rights to any other party thereto (other than certain preemptive rights of the Mellingers under the Mellinger Agreement, which rights have been waived with respect to the transactions contemplated hereby), or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

           With respect to the foregoing, disclosure to or approval by an "Investor" shall mean a disclosure to and approval by the representatives of the Investors who serve as directors of the Company. To the Company's and each Subsidiary's knowledge, each party other than the Company or any Subsidiary to all such agreements has in all material respects performed the obligations required to be performed by such party to date. The Company and each Subsidiary have no knowledge of any breach or anticipated breach by any other party to any of material agreement, instrument, commitment, plan or arrangement.

           Section 2.22 Loans and Advances. The Company and each Subsidiary does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or any Subsidiary in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or any Subsidiary.

           Section 2.23 Employees and Officers; Employee Matters. Each of the executive officers and each key employee of the Company and each Subsidiary (the "Key Personnel") has executed an employment agreement (collectively, the "Employment Agreements"), and such agreements are in full force and effect. Each of the Key Personnel have agreed in their respective Employment Agreement, to, among other things, dedicate substantially their full working schedule to the Company or the respective Subsidiary employing such person, as applicable, and not to pursue outside business activities during the Company's or any Subsidiary's business hours, consistent with the Company's or such Subsidiary's personnel policies, as they exist on the date hereof, until such person shall no longer be employed by the Company or such Subsidiary. No executive officer or key employee of the Company or any Subsidiary has advised the Company or any Subsidiary (orally or in writing) that he or she intends to terminate employment with the Company or such Subsidiary.

           The Company and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company, any Subsidiary nor any entity required to be aggregated with the Company under Sections 414(b), (c), (m) or (n) of the Code sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" shall mean any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

           Section 2.24 Potential Conflicts of Interest. Neither the Company nor, to the knowledge of the Company, any of its officers, directors, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 1% of the securities of any publicly held and traded company) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company;
 (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company; or
 (iii) has any cause of action or other claim whatsoever against the Company, or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements or under any employment agreements.

           Section 2.25 Environmental Protection. The Company and each Subsidiary has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. The Company and each Subsidiary, the operation of their business, and, to the knowledge of the Company and each Subsidiary any real property that the Company or any Subsidiary leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company and each Subsidiary has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company and each Subsidiary is not aware of any basis therefor. The Company and each Subsidiary has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. The Company and each Subsidiary has not caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the Company's and each Subsidiary's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state, local or foreign law, ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

           Section 2.26 Foreign Corrupt Practices Act. The Company and each Subsidiary has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company's and each Subsidiary's knowledge, there is not now, and there has never been, any employment by the Company or any Subsidiary of, or beneficial ownership in the Company or any Subsidiary by, any governmental or political official in any country in the world.

           Section 2.27 Federal Reserve Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

           Section 2.28 Offering of the Shares. Neither the Company nor any Subsidiary has authorized, paid, hired or employed any person or entity to act as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares, Conversion Shares, Warrants or any other Securities. Except as otherwise disclosed to and approved by the Investors, neither the Company nor any Subsidiary has offered the Shares, Conversion Shares, Warrants or any other Securities or any such similar security for sale to, or solicited any offer to buy the Shares, Conversion Shares, Warrants or any other Securities or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and none of the Company, any Subsidiary or any person authorized to act on their behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company) under circumstances which might require the integration of the sale of such security with the Securities under the Securities Act or the rules and regulations of the Commission thereunder, in either case so as to subject the offering, issuance or sale of the Securities, Conversion Shares or other securities into which such securities may be converted, to the registration provisions of the Securities Act. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement, other than the Carter Capital Engagement Letter.

           Section 2.29 Returns. The Company and the Subsidiaries have not had any of their products returned by the purchasers thereof, which returns collectively taken together have had or would reasonably be expected to have a material adverse effect on the business, affairs, financial condition, properties or prospects of the Company and the Subsidiaries taken as a whole.

           Section 2.30 Related-Party Transactions. Except as otherwise disclosed to and approved by the Investors, no employee, officer, director or stockholder of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's and each Subsidiary's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that employees, officers, directors or stockholders of the Company and the Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company and the Subsidiaries. No member of the immediate family of any employee, officer, director or stockholder of the Company or any Subsidiary is directly or indirectly interested in any material contract with the Company or any Subsidiary.

           Section 2.31 Permits. The Company and each Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which has had or would reasonably be expected to have a material adverse effect on business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole, and the Company and each Subsidiary believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company and each Subsidiary are not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

           Section 2.32 Manufacturing and Marketing Rights. The Company and each Subsidiary have not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's or any Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

           Section 2.33 Registration Rights. Except as provided herein, or by (i) the Preferred Stock Purchase Agreement, dated as of November 21, 1996, among the Company and the investors named therein, (ii) the Unit Purchase Agreement, dated as of November 21, 1996, among the Company and the investors named therein, (iii) the Stock Purchase Agreement, dated as of July 1, 1997, by and among Robert Marchetti, Stephen Michaelson and the Company, (iv) the Registration Rights Agreement, dated as of September 16, 1997 by and among the Company and the Mellingers, each of which has been filed as exhibits to the Filed SEC Documents, and (v) the Carter Capital Engagement Letter, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Each of the parties to the foregoing agreements (to the extent that they still own securities of the Company and have registration rights with respect thereto) have agreed to waive their respective registration rights under such agreements for a period of 90 days from and after the date of the Closing.

           Section 2.34 Minute Books. The minute books of the Company and each Subsidiary provided to the Investors contain a summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

           Section 2.35 Representations and Warranties. No representation or warranty by the Company in this Agreement, in any schedule to this Agreement, or in the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the current business operations or condition of the Company that could reasonably be expected to result in a material adverse effect on business, affairs, financial condition, properties or prospects of the Company and its Subsidiaries taken as a whole that is not disclosed herein or in a Schedule attached hereto.


                                 ARTICLE III

                          Covenants of the Company

           Section 3.1    Financial Statements, Reports, Etc.

                (a) The Company shall furnish to each Investor, as soon as available but in no case later than ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company; provided, that for so long as the Company is subject to the reporting requirements of the Exchange Act, the Company may satisfy its obligations under this Section 3.1(a) by providing to each Investor a copy of the Company's Annual Report on Form 10-K or 10-KSB and any proxy statement and other annual report to shareholders provided to other shareholders of the Company, as applicable.

                (b) The Company shall furnish to each Investor as soon as available, but in no case later than forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period of the prior fiscal year; provided, that for so long as the Company is subject to the reporting requirements of the Exchange Act the Company may satisfy its obligations under this Section 3.1(b)(i) by providing each Investor with a copy of the Company's quarterly report on Form 10-Q or 10-QSB and any Form 8-K filed in such fiscal quarter, as applicable.

                (c)  The Company shall further furnish to each Investor:

                     (i) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or files with the SEC; and

                     (ii) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Investor reasonably may request.

           All such financial statements, reports or other information (other than publicly available information) provided to any Investor pursuant to this Section 3.1 shall be deemed to be confidential information of the Company. Each Investor agrees to use reasonable efforts to prevent the disclosure of such confidential information to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Investor's rights hereunder or under the Certificate of Incorporation and (iv) disclosure to other Investors.

           Section 3.2 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

           Section 3.3 Inspection, Consultation and Advice. The Company shall permit and cause its subsidiaries to permit each Investor and such persons as it may designate and reasonably acceptable to the Company, at such Investor's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and make copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their executive officers, key employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Investor and such designees such affairs, finances and accounts), all at reasonable times and upon reasonable notice, and with due regard for the Company's ongoing operations; provided, that the Investors shall have no right to receive any confidential information from any customer of the Company or its Subsidiaries; provided, further, that no information shall be supplied hereunder to the extent that such information is subject to confidentiality provisions in a given customer's contract with the Company. Any information or documentation (other than publicly available information) provided to any such Investor or any such designee pursuant to this Section 3.3 shall be deemed to be confidential information of the Company. Each Investor agrees to use reasonable efforts to prevent the disclosure of such confidential information to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Investor's rights hereunder or under the Certificate of Incorporation and (iv) disclosure to other Investors.

           Section 3.4 Restrictive Agreements Prohibited. Neither the Company nor its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, any of the other Transaction Documents or the Certificate of Incorporation.

           Section 3.5 Transactions with Affiliates. Except for the arrangements between the Company and its Subsidiaries, and the transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

           Section 3.6 Expenses of Directors. The Company shall promptly reimburse in full each director of the Company if he or she is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

           Section 3.7 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall provide to each Investor copies of all notices, reports (including all materials distributed at the meeting and in the board books), minutes and consents at the time and in the manner as they are provided to the members of the Board of Directors or committee. Any information or documentation (other than publicly available information) provided to any such Investor pursuant to this Section 3.7 shall be deemed to be confidential information of the Company. Each Investor agrees to use reasonable efforts to prevent the disclosure of such confidential information to any other person (excluding its and its subsidiaries' and affiliates' officers, employees, agents or counsel) except (i) as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority or court having or claiming jurisdiction over such Investor including, without limitation, the National Association of Insurance Commissioners, or as otherwise required by applicable law, (ii) information obtained from a third party which is not subject to the provisions of any confidentiality agreement in favor of the Company, (iii) in connection with the enforcement of such Investor's rights hereunder, under any of the other Transaction Documents or under the Certificate of Incorporation and (iv) disclosure to other Investors.

           Section 3.8 By-laws. The Company shall at all times cause its By-laws to provide that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Preferred Stock as set forth in the Certificate of Amendment. The Company shall at all times maintain provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

           Section 3.9 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the employment agreements in effect on the date hereof without the affirmative vote of both of the directors who represent the Investors.

           Section 3.10 Employment Agreements. The Company shall obtain, and shall cause its Subsidiaries to obtain, an employment agreement from all future executive officers and key employees of the Company or any of its Subsidiaries upon their employment by the Company or any of such subsidiaries, which employment agreements shall include reasonable and customary nondisclosure and non-solicitation provisions.

           Section 3.11 Compliance with Laws. The Company shall comply, and use its best efforts to cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise. The Company will pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon the Company or any of the properties, sales, or activities of the Company, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which, if unpaid might by law give rise to a Lien upon any of its properties; provided, however, that any such tax, assessment, charge, levy, or claim need not be paid if the validity or amount thereof is currently being contested in good faith by appropriate proceedings and if the Company has set aside on its books adequate reserves with respect thereto. The Company will comply in all material respects with (a) its charter documents and by-laws, and (b) any agreement or instrument to which it is a party or by which it or any of its properties are subject (including, without limitation, any of the Transaction Documents). If at any time any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government becomes necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will, after providing adequate written notice to the holders of shares of Series A Preferred Stock, promptly take or cause to be taken all necessary steps within its power to obtain such authorization, consent, approval, permit, or license and will, upon written request, promptly furnish each such holder with evidence thereof.

           Section 3.12 Keeping of Records and Books of Account. The Company shall keep, and use its best efforts to cause its subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary.

           Section 3.13 Compensation and Audit Committees. The Company shall maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of three directors, two of whom (on each Committee) may be directors elected solely by the holders of Common Stock or appointed by the members of the Board of Directors (provided that one of such two committee members is not an employee of the Company) and one of whom (on each Committee) shall be a director who represents the Investors (but only if the Investors shall then be represented on the Board of Directors). No additional employee stock option plan, or employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors. The compensation of all officers and senior management of the Company will be as determined from time to time by the Compensation Committee of the Board of Directors.

           Section 3.14 Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

           Section 3.15 Number of Securities. For purposes of determining the number of Securities or Conversion Shares held by any Investor under this Agreement, all affiliated holders of Shares or Conversion Shares shall be treated as if such affiliated holders were a single Investor; provided, that each such group of affiliated holders of Shares or Conversion Shares shall designate a single representative who shall be granted authority to
 (i) receive all notices and other information required to be provided to such Investors, and (ii) exercise all rights of an Investor (or Investor, as applicable) on behalf of such group of affiliated holders. For the purposes of this Section 3.15, "affiliates" shall include all mutual funds or other pooled investment vehicles or entities under the control or management of any Investor (including as to any Tudor Entity, without limiting the foregoing, every other Tudor Entity and the affiliated investment vehicles of Tudor and its Affiliates).

           Section 3.16 Survival. The covenants set forth in Article III of this Agreement, to the extent applicable to an Investor, shall survive with respect to each Investor until the date such Investor no longer holds Securities (including the Warrants) or Conversion Shares.

           Section 3.17 Use of Proceeds. The proceeds of the sale of the offering of the Securities shall be used for the purposes approved by the Board of Directors of the Company, including, without limitation, marketing, expansion, product development, acquisitions and general operations.

           Section 3.18 Preemptive Rights. Subject to the terms and conditions specified in this Section 3.18, each time the Company proposes to offer any shares of, or securities convertible into, or exchangeable or exercisable for any shares of, its capital stock (whether newly issued or treasury stock) in a private placement (a "Private Placement"), the Company shall make an offering of such securities to each Investor in accordance with the following provisions:

                (a) The Company shall deliver a notice ("Notice") to each Investor stating (i) its bona fide intention to offer such securities, (ii) the number of such securities to be offered, and (iii) the price and terms, if any, upon which it proposes to make such Private Placement.

                (b) By written notification received by the Company, within twenty (20) calendar days after giving of the Notice, each Investor (including its Affiliates) may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of the securities to be offered in the Private Placement which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Securities then held, by such Investor bears to the total number of (assuming full conversion of all convertible securities and the exercise of all outstanding options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock exercisable as of the date of such Notice) held by all of the Investors ("Pro Rata Share"). The Company shall promptly, in writing, inform each Investor that purchases all of such securities available to it (a "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period following delivery of such information, each Fully-Exercising Investor shall be entitled to purchase that portion of such securities for which Investors were entitled to subscribe but which were not subscribed by the Investors, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock (assuming full conversion of all convertible securities and the exercise of all options, warrants or rights to purchase Common Stock or other securities convertible into or exercisable for shares of Common Stock) then held by all Fully-Exercising Investors ("Proportional Share"). If any Investor fails to purchase its Pro Rata Share or Proportional Share, any affiliate of such Investor may purchase the shares available to, but not purchased by, such Investor.

                (c) If all securities referred to in the Notice which Investors are entitled to obtain pursuant to Section 3.18(b) are not elected to be obtained as provided in Section 3.18(b) hereof, the Company may, during the sixty (60) day period following the expiration of the last notice provision provided in Section 3.18(b) hereof, offer the remaining unsubscribed portion of such securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of such securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such securities shall not be offered unless first re-offered to the Investors in accordance herewith.

                (d) The preemptive right in this Section 3.18 shall not be applicable to:

                     (i) Shares of Common Stock issuable or issued to employees, advisors, consultants or outside directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company, the total number of such shares not to exceed 4,302,000 (appropriately adjusted for stock splits, stock dividends or similar recapitalizations);

                     (ii) Common Stock, or securities convertible into, or exchangeable or exercisable for shares of Common Stock, issued or issuable in connection with bona fide research, licensing or corporate partnering relationships, in connection with equipment lease financing, or in connection with non-convertible debt financing with institutional lenders, in each case approved by a majority of the Board of Directors of the Company including both of the directors who represent the Investors, but only to the extent that either of the Investors shall then have representative directors on the Board of Directors of the Company; provided, that such issuances of Common Stock are for other than primarily equity financing purposes;

                     (iii) Common Stock issued or issuable upon conversion of the Securities;

                     (iv) Common Stock issued or issuable in connection with a merger or consolidation as a result of which the holders of the Company's outstanding securities immediately prior to the consummation of such transaction hold voting securities in excess of fifty percent (50%) of the voting power of the surviving or resulting entity; or

                     (v)  Common Stock issued in a public offering.

                (e) The preemptive rights set forth in this Section 3.18 may be assigned or transferred by an Investor to a transferee or assignee of any of its shares of capital stock of the Company, provided such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

           Section 3.19 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, sufficient numbers of such duly authorized securities for the purpose of effecting the conversion of the Shares and exercise of the Warrants and otherwise complying with the terms of this Agreement. If at any time the number of authorized but unissued shares of such securities shall not be sufficient to effect the exercise of the conversion of the Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of such securities to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares.

           Section 3.20 Employee Stock Options. After the Closing, each Company employee shall be granted a number of additional Options so as to maintain as near as practicable (it being understood that Options to purchase only 1,568,506 shares of Common Stock remain ungranted under the Option Plan and that Options to purchase no more than such number of shares of Common Stock shall be granted pursuant to this Section 3.20) their percentage ownership of the Company's Common Stock as of the date of the Closing (on a fully-diluted basis assuming the exercise of all outstanding Options and conversion of all of the Series A Preferred Stock issued hereunder, but without taking into account for such purpose the shares of Common Stock issuable upon exercise of the Warrant and the warrant to be granted to Carter Capital under the Carter Capital Engagement Letter) at an exercise price equal to the market price of the Company's Common Stock at the close of trading on the third trading day after the Closing.

           Section 3.21 Increase in Expenses. The approval of a majority of the non-employee directors of the Company will be necessary for any increase in the level of operating expenses to be made by the Company in excess of ten percent (10%) of the aggregate operating expenses set forth in the budgets provided to Investors pursuant to Section 3.1(c) hereof.

           Section 3.22 Use of Name and Management Responsibility. The Company shall not use or reference the name of any Investor in any publicly available document or communication, including but not limited to any press release, without the prior written approval of such Investor. The Company acknowledges that each Investor has no responsibility for managing the Company.

           Section 3.23 Board Size. The Company hereby covenants and agrees that the number of directors which shall comprise the Company's Board of Directors shall not exceed nine (9) directors.

           Section 3.24 U.S. Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended ("USRPHC"), and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from a Purchaser, the Company will inform the requesting party, in the manner set forth in Reg. 1.897-2(h) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.


                                 ARTICLE IV

                  Representations, Warranties and Covenants
                              of the Investors

           Each of the following representations, warranties and covenants is made by each Investor severally (as to itself) and not jointly.

           Section 4.1 Authorization. Each Investor represents and warrants that this Agreement when executed shall constitute its valid and legally binding obligation, enforceable in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

           Section 4.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Securities (including any Conversion Shares) to be received by such Investor hereunder, will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement. Notwithstanding the foregoing, this Section 4.2 is qualified in its entirety with reference to Section 3.15, above.

           Section 4.3 Disclosure of Information. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Securities.

           Section 4.4 Restricted Securities. Each Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances ; provided, however, that this Section 4.4 shall in no way diminish or affect the obligations of the Company under Section 7, below.

           Section 4.5 Limitations on Disposition. Without in any way limiting the representations set forth in Section 4.4 above, each Investor further agrees not to make any disposition of all or any portion of the Securities being purchased hereunder (or any Conversion Shares issuable upon the exercise and/or conversion thereof) unless:

                     (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                     (ii) such disposition will not require registration of the Securities under the Securities Act.

           Section 4.6 Legends. Until such time as the Conversion Shares are sold pursuant to a registration statement under Article VII hereof or pursuant to Rule 144 under the Securities Act, it is understood that the certificates evidencing the Securities may bear a legend substantially similar to the following:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS."

      The Company covenants to immediately remove the foregoing legend at such time as the Securities become freely tradable without restriction thereon.

           Section 4.7 Accredited Investor. Each Investor is an Accredited Investor within the definition set forth in Rule 501(a) under the Securities Act.


                                  ARTICLE V

                        Conditions of Each Investor's
                           Obligations at Closing

           The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

           Section 5.1 Representations and Warranties. The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the date of the Closing, except that the number of issued and outstanding shares of the Company's Common Stock may be affected by the exercise of Options granted under the Option Plan.

           Section 5.2 Compliance Certificate. The Company shall deliver to each Investor at the Closing a certificate certifying that (i) the conditions specified in this Article V that apply to the Company have been fulfilled and (ii) except as otherwise disclosed to the Investors, there has been no material adverse change in the business, affairs, prospects, operations, properties, assets, or financial condition of the Company and its Subsidiaries taken as a whole since the date of the audited Financial Statements.

           Section 5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel and such counsel shall have received all such counterpart original and certified or other copies of such documents as the Investors may reasonably request, including but not limited to a copy of this Agreement executed by the Company.

           Section 5.4 Opinion of Company Counsel. Each Investor shall have received from each of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, and Richard Rosenfeld, General Counsel of the Company, an opinion, dated as of the Closing, in form and substance satisfactory to the Investors in substantially the forms of Exhibits C and D, respectively, attached hereto.

           Section 5.5 Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing, and the Chief Executive Officer of the Company shall have certified to the Investors in writing to such effect and to the further effect that all of the conditions set forth in this Article V have been satisfied.

           Section 5.6 Purchase by Other Investors. Each Investor shall have purchased and paid for the Securities being purchased by it on the date of the Closing.

           Section 5.7 Supporting Documents. The Investors and their counsel shall have received copies of the following documents at or prior to the Closing:

                     (i) (A) the Certificate of Incorporation and Certificate of Amendment, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company;

                     (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the date of the Closing and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Securities, the reservation of the Conversion Shares, the issuance and delivery of the Conversion Shares upon conversion of the Securities and the Certificate of Amendment, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
 (ii); and

                     (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or their counsel reasonably may request.

           Section 5.8 Certificate of Incorporation. The Certificate of Incorporation shall be as previously filed with the Filed SEC Documents, except as amended by the Certificate of Amendment. The Company shall, at or before the Closing, deliver to each Investor evidence of filing of the Certificate of Amendment.

           Section 5.9 Fees of Investors' Counsel. The Company shall have paid, or shall have made provision to pay, in accordance with Section
 8.8 hereof, the reasonable fees and disbursements of counsel for the Investors invoiced at the Closing.

           Section 5.10 Deliveries. The Company shall deliver to each Investor at the Closing certificates representing the Shares and Warrants being purchased by such Investor hereunder and the Investors shall each deliver to the Company, by wire transfer, the amounts payable for the Shares and Warrants being purchased by such Investor. The Investors shall notify the Company prior to the Closing of the names and addresses in which to issue such certificates. The Company shall provide the Investors prior to the Closing bank wire information with respect to the account to receive the purchase price for the Securities being issued hereunder.


                                 ARTICLE VI

             Conditions of the Company's Obligations at Closing

           The obligations of the Company to each Investor under this Agreement are subject to the delivery on or before the Closing of the purchase price to be paid by such Investor specified in Section 1.1.


                                 ARTICLE VII

                                Registration

           Section 7.1    Definitions.  For purposes of this Article VII:

                (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                (b) The term "Registrable Securities" means (x) the Conversion Shares and (y) on and after the date which is 90 days after the date of the Closing, any shares of Common Stock that may be issued to Carter Capital Corporation upon exercise of the warrant issued to Carter Capital Corporation pursuant to the Carter Capital Engagement Letter; provided, however, that as to any particular security or securities that are contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold to the public pursuant to Rule 144;

                (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with the provisions of Section 7.6 hereof; and

                (d) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           Section 7.2    Shelf Registration.

                (a) As soon as reasonably practicable after the Closing, but in no event later than April 30, 2000, the Company shall file with the SEC a shelf registration statement on Form S-3 (or if Form S-3 is not available, then such other form on which the Registrable Securities may be registered for resale) under the Securities Act with respect to the registration of the Conversion Shares, provided that the Company may, with the prior written approval of the Holders, delay such filing (but not beyond 90 days after the Closing) if such filing would require the Company to disclose material non-public information, the disclosure of which would be detrimental to the Company. The Company may, with the approval of the Holders, include in such registration statement securities of the Company to be offered and sold by the Company. The Company shall use its best efforts to cause such registration statement to be declared effective within 90 days after the Closing.

                (b) The Holders shall promptly notify the Company of the jurisdictions in which such offering will be made and, if and as required and subject to the provisions of clause (d)(iv), below, the Company shall effect the registration and/or qualification of the Conversion Shares under applicable state securities laws (the "State Laws").

                (c) Except as otherwise prohibited by applicable law, the Company will pay all fees and expenses, including, without limitation, printing and reproduction costs and fees and expenses of counsel for Holders, incurred in connection with the registration of the Conversion Shares pursuant to this Article VII; provided, that transfer taxes, if any, solely attributable to the sale of the Conversion Shares, shall be borne by the Holders.

                (d)  The Company shall further:

                     (i) prepare and file as soon as reasonably practicable with the SEC such amendments and supplements to such shelf registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current and to comply with the provisions of the Securities Act with respect to the disposition of the Conversion Shares until the earlier of
 (A) such time as all of the Conversion Shares have been disposed of; or (B) such time as the Conversion Shares are otherwise freely tradeable;

                     (ii) furnish to Holders copies of the preliminary prospectus and prospectus included in such registration statement and each amendment and supplement thereto;

                     (iii) use its best efforts to register or qualify the Conversion Shares under the State Laws after the filing of the Form S-3 registration statement (or any other registration form for which the Company then qualifies) with the SEC and to keep such registration or qualification in effect for so long as the Form S-3 registration statement (or any other registration form for which the Company then qualifies) filed with the SEC remains in effect as provided in clause (ii), above, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction, or to qualify as a dealer in securities; and

                     (iv) notify Holders, at any time when a prospectus is required to be delivered by Holders under the Securities Act, upon discovery by the Company that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon Holders shall suspend any offers or sales of the Conversion Shares until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and which, except as otherwise approved by the Holders, period of time shall not exceed thirty (30) days in any twelve month period.

                (e) The Holders agree to cooperate fully with the Company in connection with effecting the registration pursuant to this Article VII, including, but not limited to, furnishing such information as the Company may from time to time reasonably request and as shall be required by law or by the SEC in connection with such registration.

                (f) If such Holders intend to distribute the Registrable Securities by means of an underwritten offering, they shall so advise the Company. In such event, the right of any Holder to include his securities in such underwritten offering shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders participating in the underwritten offering. Notwithstanding any other provision of this Section 7.2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the maximum number of Registrable Securities to be underwritten (such maximum being the "Underwriter's Maximum Number"), then the number of shares of such securities that may be included in the underwriting shall be allocated
 (x) first among all of the respective Holders of Registrable Securities (other than Carter Capital Corporation) who requested such underwritten offering whose shares are to be included in such registration by a pro rata allocation, based upon the number of Securities then held, and then, to the extent that the Underwriter's Maximum Number has not been exceeded by the operation of clause (x), (y) on and after the date which is 90 days after the date of the date of the Closing, to Carter Capital Corporation, and then, to the extent that the Underwriter's Maximum Number has not been exceeded by the operation of clauses (x)and (y), (z) among the Company and any other persons, if any, exercising piggy-back rights by a pro rata allocation.

           In the event of any underwritten public offering, the Company agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to an underwritten offering of Registrable Securities of any selling Holder (the "Selling Holder") that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities.

           Section 7.3 Obligations of the Company. Whenever required under this Agreement to maintain a registration statement for the sale of any Registrable Securities, the Company shall use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed and provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities within the time frames set forth in Section 7.2 hereof.

           Section 7.4    Indemnification.

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of Registered Securities and such Holder's officers and directors, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnitee"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company will pay to each such Indemnitee any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
 Section 7.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnitee. Notwithstanding the above, the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any Holder if a copy of the final prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act if the final prospectus corrected the untrue statement or omission or alleged untrue statement or omission and was (i) provided to the Holder, and (ii) such Holder was required by applicable law to deliver such prospectus.

                (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; further provided, that, in no event shall any indemnity under this Section 7.4(b) exceed the net proceeds (excluding underwriting discounts and commissions) from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this Section 7.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate, in the reasonable judgment of the indemnified party, due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.4 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.4.

                (d)  To provide for just and equitable contribution, if
 (i) an indemnified party makes a claim for indemnification pursuant to
 Section 7(a) or 7(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company, or any controlling person of the Company), on the one hand, and the Holders (including for this purpose any contribution by or on behalf of a Holder), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses to which any of them may be subject, in such proportions as are appropriate to reflect the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.

           The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.4(d).
 No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7.4(d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee, agent, and counsel of the Holders, shall have the same rights of contribution as the Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.4(d). Anything in this Section 7.4(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7.4(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

                (e) Notwithstanding the foregoing Section 7.4(d), if the indemnification provided for in the preceding provisions of this Section
 7.4 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations.

           Notwithstanding the provisions of subdivision (d) or this subdivision (e), no Holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.

                (f)  The obligations of the Company and Holders under this
 Section 7.4 shall survive the completion of any offering of Registered Securities under this Agreement, and otherwise.

           Section 7.5 Reports Under Exchange Act. With a view to making available to the Holders of Registrable Securities the benefits of a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                (b) take such action as is necessary to enable the Holders to utilize Form S-3 (or any other registration form for which the Company then qualifies) for the sale of their Registrable Securities;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           Section 7.6 Assignment of Registration Rights. The rights to require the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities, provided: (i) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (iii) such transferee or assignee shall deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders of Registrable Securities pursuant to this Agreement; (iv) any such transferee or assignee may not again transfer such rights to any other person or entity, other than as provided in this Section 7.6; and (v) such transfer of Registrable Securities is in compliance with applicable federal and state securities laws.

           Section 7.7 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 70% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

           Section 7.8 Amendment of Registration Rights. Any provision of this Article VII may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of 70% of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities and the Company.


                                ARTICLE VIII

                                Miscellaneous

           Section 8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

           Section 8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Series A Preferred Stock or Conversion Shares issued hereunder (except to the extent such Conversion Shares shall be sold pursuant to any Registration Statement pursuant to
 Section 7.2 hereof)). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           Notwithstanding the provisions set forth in this Agreement, this Agreement, any of the other Transaction Documents and the rights and obligations hereunder and thereunder, and the Securities may be transferred by each of the Investors in its sole discretion at any time, in whole or in part, including without limitation transfers to any of the Tudor Entities, Affiliates or Affiliated Groups of the transferor, without the consent of any other party hereto, subject to applicable law.

           "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company (or other referenced person) and includes without limitation,
 (a) any person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of the Company (or other referenced person), and any of the Family Members of any such person, (b) any person of which the Company (or other referenced person) and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified person who is an individual, Family Members of such person, and (d) in the case of the Investors, any entities for which an Investor or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Investor or the general partner or investment adviser thereof, or any person or entity acting in such capacity, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

           "Affiliated Group" has the meaning given to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

           "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

           Section 8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed in such jurisdiction, without regard to choice of law principles.

           Section 8.4 Counterparts; Facsimile Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by means of facsimile transmission; provided, that an original, manually executed copy of such facsimile counterpart shall be promptly sent by overnight delivery to the other parties to this Agreement.

           Section 8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           Section 8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Investor to be notified or upon deposit with a reputable overnight courier or with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Investor at such address as such Investor may designate to the other Company.

           Section 8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction, other than the fees payable by the Company to Carter Capital under the Carter Capital Engagement Letter. Each Investor agrees to severally and not jointly indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

           The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           Section 8.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In addition, the Company shall pay the reasonable legal expenses of separate counsel for each of the Investors in connection with the negotiation, execution and delivery of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           Section 8.9 Amendments and Waivers. Except for the provisions of Article VI hereof which may be waived with the written consent of the Company only, and except as set forth in Section 7.8 hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the holders of 67% of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants; provided, however, that the provisions of this Section 8.9 may be amended only with the written consent of the Company and all of such Holders. Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each Holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future Holder of all such securities, and the Company; provided, however, that no condition set forth in Article V hereof may be waived with respect to any Investor who does not consent thereto.

           Section 8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           Section 8.11 Entire Agreement. This Agreement, the other Transaction Documents and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

           Section 8.12 Further Assurances. From time to time on and after Closing, the Company will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the Investors or any of them may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the other Transaction Documents and to carry out the purposes hereof and thereof.

           Section 8.13 Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement or any of the other Transaction Documents would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

           Section 8.14 Publicity. The Investors or any of them will have the right to publicize their investment in the Company as contemplated hereby by means of a "tombstone" advertisement or other customary advertisement in newspapers and other media.


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     PRT GROUP INC.


                                     By: /s/ DAN WOODWARD
                                         ----------------------------
                                     Name:  Dan Woodward
                                     Title: Chief Executive Officer


                                     THE TRAVELERS INDEMNITY COMPANY


                                     By: /s/ F. DENNY VOSS
                                         ----------------------------
                                     Name:  F. Denny Voss
                                     Title: Senior Vice President


                                     TUDOR INVESTMENT CORPORATION,
                                     as Investment Advisor,
                                     Tudor BVI Futures, Ltd.


                                     By: /s/ ROBERT P. FORLENZA
                                         ----------------------------
                                     Name:  Robert P. Forlenza
                                     Title: Managing Director


                                     TUDOR GLOBAL TRADING, INC.,
                                     as General Partner,
                                     Tudor Arbitrage Partners L.P.


                                     By: /s/ ROBERT P. FORLENZA
                                         ----------------------------
                                     Name:  Robert P. Forlenza
                                     Title: Managing Director


                                     TUDOR INVESTMENT CORPORATION,
                                     as Investment Advisor,
                                     The Raptor Global Portfolio Ltd.


                                     By: /s/ ROBERT P. FORLENZA
                                         ----------------------------
                                     Name:  Robert P. Forlenza
                                     Title: Managing Director


                                     EFG EUROFINANCIAL INVESTMENT
                                     COMPANY


                                     By:  /s/ GEORGE CATSIAPIS
                                         ----------------------------
                                     Name:  George Catsiapis
                                     Title: Managing Director





                                Schedule 1.1

 Investors:                               Securities Purchased:
 ---------                                --------------------
 Tudor BVI Global Portfolio Ltd.          1,942,769 Shares and
                                          Warrants to purchase 971,385
                                          shares of Common Stock

 Raptor Global Portfolio Ltd.             1,210,497 Shares and
                                          Warrants to purchase 605,248
                                          shares of Common Stock

 Tudor Arbitrage Partners L.P.            596,734 Shares and
                                          Warrants to purchase 298,367
                                          shares of Common Stock

      Tudor aggregate price:              $3,750,000
                                          ----------

 The Travelers Indemnity Company
      3,750,000 Shares and                Warrants to purchase 1,875,000
                                          shares of Common Stock

      Travelers aggregate price:          $3,750,000
                                          ----------

 EFG Eurofinancial Investment Company     500,000 Shares and
                                          Warrants to purchase 250,000
                                          shares of Common Stock

      Eurofinancial aggregate price:      $500,000
                                          --------

      Aggregate investment:               $8,000,000
                                          ==========